At Fenix Parts:
Scott Pettit
Chief Financial Officer
708-407-7200
scottpettit@fenixparts.com

Investor and Media Inquiries:
Chris Kettmann
773-497-7575
ckettmann@lincolnchurchilladvisors.com

Fenix Parts Announces Preliminary Second Quarter 2016 Revenue and Provides Update Regarding Second Quarter Form 10-Q Filing Status

WESTCHESTER, IL - October 13, 2016 - Fenix Parts, Inc. (Nasdaq: FENX), a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products, today announced preliminary second quarter 2016 revenue, provided an update concerning the status of the second quarter review, and reported an inquiry into its accounting and public reporting by the Chicago Regional Office of the United States Securities and Exchange Commission (the “SEC”).

Preliminary Revenue Results for the Quarter Ended June 30, 2016
Consolidated net revenues of Fenix Parts are expected to be approximately $34 million for the second quarter of 2016. The Company will provide full second quarter results upon completion of the second quarter Form 10-Q.

Delayed Form 10-Q Filing

The Company has delayed filing its Quarterly Report on Form 10-Q for the second quarter of 2016 to complete quarterly review and first-time-through procedures, which are still ongoing. The delay has been, in large part, caused by the complexity of accounting for the Company’s multiple business combinations, the coordination of the transition of responsibilities between the Company’s prior and new independent registered public accounting firms, and additional procedures on purchase accounting and inventory following the Company’s recent receipt of a subpoena from the Chicago Regional Office of the SEC requiring the production of various documents. The SEC inquiry appears to be focused on the Company’s recent change in its independent registered public accounting firm, its previously announced business combinations and related goodwill impairment charge, the effectiveness of its internal control over financial reporting and its inventory valuation methodology. The Company’s receipt of a subpoena from the SEC does not mean that it has violated the securities laws, and management does not believe that the inquiry will have a material impact on the Company’s financial condition, results of operations or cash flow, but cannot predict the duration or outcome of the inquiry.

As previously announced, on August 23, 2016 the Company received a non-compliance notice from The Nasdaq Stock Market stating the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it had not timely filed its Form 10-Q with the SEC for the quarter ended June 30, 2016. Under Nasdaq rules, the Company has 60 days to file the second quarter Form 10-Q or to file a plan of compliance satisfactory to Nasdaq. The Company expects to either file its second quarter Form 10-Q or to file a satisfactory plan of compliance with Nasdaq within the required time.

Kent Robertson, CEO of Fenix Parts, said, “Our recycled auto parts business continues to perform well. Revenue for the second quarter is expected to be approximately $34 million, with improved operating performance, driven by the successful execution of our growth initiatives and continued favorable industry dynamics.”

Mr. Robertson added, “We are working closely with our new auditors to complete the second quarter review. While we regret the delay, we remain focused on growing the business and moving forward.”

About Fenix Parts
Fenix Parts is a leading recycler and reseller of original equipment manufacturer (“OEM”) automotive products. The Company’s primary business is auto recycling, which is the recovery and resale of OEM parts, components and systems reclaimed from damaged, totaled or low value vehicles. Customers include collision repair shops (body shops), mechanical repair shops, auto dealerships and individual retail customers. Fenix provides its customers with high-quality recycled OEM products, extensive inventory and product availability, responsive customer service and fast delivery.

Fenix was founded in 2014 to create a network that offers sales, fulfillment and distribution in key regional markets in the United States and Canada. The Fenix companies have been in business an average of more than 25 years and currently operate from 16 locations throughout the Eastern U.S. and in Ontario, Canada.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. The specific forward-looking statements in this press release include our expected consolidated net revenues for the second quarter of 2016. Our actual results could differ materially from those discussed or implied herein due to various risks, uncertainties and other facts as set forth below.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Among these factors are: our ability to obtain adequate capital resources to sustain and grow our business; our ability to obtain waivers from our lender for failing to meet financial covenants in our credit agreement; our ability to integrate our acquired businesses; risks associated with material weaknesses in our internal control over financial reporting; and the costs, risks, timing and outcome of the ongoing review of our financial statements by our independent registered public accounting firm and the SEC inquiry described above. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. In addition to the risks specifically noted herein, you should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.fenixparts.com or upon request from Fenix Parts.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.